Structured Asset Securities Corporation
Mortgage Pass-Through Certificates
Series 2005-S4
B399

Payment Date:	November 25, 2005
Record Date:	October 31, 2005

Trustee's Report to Certificateholders
Payment Summary
		Certificate	Interest	Original	Beginning	Principal
Class	CUSIP	Interest Rate *	Type	Balance	Balance	Paid
A	86359DLX3	4.500000%	Variable	172,293,000	162,004,368.67	4,480,751.18
B	86359DLY1	6.500000%	Variable	10,980,000	10,980,000.00	0.00
P		0.000000%	N/A	100	100.00	0.00
X		5.716157%	Variable	4,410,757	4,410,756.91	0.00
R		0.000000%	N/A	0	0.00	0.00
			Totals:	187,683,857	177,395,225.58	4,480,751.18

Interest	Total	Ending
Paid	Paid	Balance
$ 607,516.38	$ 5,088,267.56	$ 157,523,617.50
$ 59,475.00	$ 59,475.00	$ 10,980,000.00
$ 77,824.43	$ 77,824.43	$ 100.00
$ -	$ -	$ 4,410,756.91
$ -	$ -	$ -
$ 744,815.81	$ 5,225,566.99	$ 172,914,474.41

Distributions Per Certificate
	Beginning	Principal	Interest	Ending
Class	Cert. Factor	Distribution	Distribution	Cert. Factor
A	940.28410136	26.00657702	3.52606538	914.27752433
B	1,000.00000000	0.00000000	5.41666667	1,000.00000000
P	1,000.00000000	0.00000000	778,244.30000000	1,000.00000000

Principal Detail
	Beginning	Scheduled	Unscheduled	Total Principal	Applied	Ending
Class	Balance	Principal	Principal	Distribution	Loss Amount	Balance
A	$ 162,004,368.67	$ 101,138.16	$ 4,379,613.02	$ 4,480,751.18	$ -	$ 157,523,617.50
B	$ 10,980,000.00	$ -	$ -	$ -	$ -	$ 10,980,000.00
P	$ 100.00	$ -	$ -	$ -	$ -	$ 100.00
X	$ 4,410,756.91	$ -	$ -	$ -	$ -	$ 4,410,756.91
R	$ -	$ -	$ -	$ -	$ -	$ -
	$ 177,395,225.58	$ 101,138.16	$ 4,379,613.02	$ 4,480,751.18	$ -	$ 172,914,474.41

Deferred
Amount
0.00
0.00
N/A
N/A
N/A
0.00

Interest Detail
	Accrued	Basis Risk	Current Interest	Prepayment	Other Interest	Total Interest
Class	Certificate Int	Shortfalls	Shortfalls	Premiums	Adjustment	Distr. Amount
A	$ 607,516.38	$ -	$ -	$ -	$ -	$ 607,516.38
B	$ 59,475.00	$ -	$ -	$ -	$ -	$ 59,475.00
P	$ -	N/A	$ -	$ 77,824.43	$ -	$ -
X	$ 857,532.06	N/A	$ -	$ -	$ -	$ -
R	$ -	N/A	$ -	$ -	$ -	$ -
	$ 1,524,523.44	$ -	$ -	$ 77,824.43	$ -	$ 666,991.38

Unpaid Basis	Carryforward	Net Prepayment	Deferred	Cumulative
Risk Shortfall	Interest	Interest Shortfall	Interest	Deferred Interest
$ -	$ -	$ -	N/A	N/A
$ -	$ -	$ -	N/A	N/A
N/A	$ -	N/A	N/A	N/A
N/A	$ -	N/A	$ 857,532.06	$ 3,491,504.37
N/A	$ -	N/A	N/A	N/A
$ -	$ -	$ -	$ 857,532.06	$ 3,491,504.37

Mortgage Loan Activity for related Payment Date:
# of Mortgage	Beginning Agg Sched	Principal Remittance	Current	Interest Remittance	Ending Agg Sched	Realized Loss
Loans	Principal Balance	Amount	Realized Loss	Amount	Principal Balance	Since Cutoff
4,703	180,022,778.50	3,628,621.17	0.00	1,520,769.89	176,394,157.33	0.00

Aggregate Delinquency information for related Payment Date:
	Current	One Month	Two Months	3 Months +	Bankruptcy	Foreclosures
# of Loans	4,459	152	56	15	21	0
Agg Prin Balance	167,243,635.14	5,542,726.35	2,068,442.91	201843.08+761739.24	576,060.61	0.00

REO
0
0.00

REO Property and Substitution of Mortgage Loans Information
	REO	Deleted	Qualifying Substitute
	Property	Mortgage Loan	Mortgage Loan
Loan Number	N/A	N/A	N/A
Sched. Prin. Balance	N/A	N/A	N/A
Loan Number	N/A	N/A	N/A
Sched. Prin. Balance	N/A	N/A	N/A

Fees and Advance Information
Trustee Fees	975.12
Servicing Fees	75,009.55
Credit Risk Manager's Fees	1,650.21

(A) Aggreg. Advances Required	N/A
(B)Aggreg. Advances Made	1,664,343.63
(C)	N/A

Aggregate Overcollateralization Release Amount		2,627,552.92
Principal Distribution Amount		1,001,068.25
Shortfalls	Principal	0.00
	Interest	5,403.76
Deferred Interest		857,532.06
Ending Overcollateralization Amount		7,890,539.83
Overcollateralization Deficiency		0.00

Aggregate Class P Distribution	197,795.07
Aggregate Class X Distribution	0.00
Aggregate Class R Distribution	0.00